                                                              EXHIBIT (d)(2)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                      AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

SERIES                 ANNUAL SUB-ADVISORY FEE
-------                -----------------------
ING VP Bond Portfolio          0.180%